EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Gregoire, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Taleo Corporation on Form 10-K for year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Taleo Corporation.

By:	/s/ Michael Gregoire
Name:	Michael Gregoire
Title:	Chairman and Chief Executive Officer

Date:	February 29, 2012

I, Douglas C. Jeffries, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Taleo Corporation on Form 10-K for year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Taleo Corporation.

By:	/s/ Douglas C. Jeffries
Name:	Douglas C. Jeffries
Title:	Executive Vice President and Chief Financial Officer

Date:	February 29, 2012